PARKER & CO.
CHARTERED ACCOUNTANTS
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200 - 2560 Simpson Road, Richmond, B.C., V6X 2P9
Telephone: 604-276-9920 Facsimile: 604-276-2415
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March 24, 2003




The Securities And Exchange Commission
Washington, DC, USA, 20549

Reference:	Energy & Engine Technology Corporation
            Form 8-K, Dated March 24, 2003
            United States Security And Exchange Commission

Gentlemen:

We, Parker & Co., Chartered Accountants, have received and read the attached Form 8-K dated March 24, 2003 concerning our dismissal as the Independent Accountant for the Registrant, Energy & Engine Technology Corporation. We agree with the statements in Item 4 except for the reference to the fiscal years ended December 31, 2002 and 2001. The Registrant is filing an amended and corrected Form 8-K which will refer to the fiscal years ended December 31, 2001 and 2000.

We know of no professional reason why Marcum & Kliegman, LLP should not accept this engagement.

Yours truly

/s/ Parker & Co.

Parker & Co.
Chartered Accountants